Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145237) of PROS Holdings, Inc. of our report dated February 21, 2008 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas

February 21, 2008